UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2015

EAGLE MOUNTAIN CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 Tomball Pkwy, Suite 204, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  208-342-8888

                                                        N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, Ben Wong resigned from the Board of Directors of Eagle Mountain Corporation (the “Company”), and any other offices he may have held with the Company.  The Company is not aware of any disagreements between Mr. Wong and the Company or any officer or director of the Company which led to Mr. Wong’s resignation.

On May 26, 2015, Alan (Chung-Lun) Yang resigned from the Company’s Board of Directors (and any other offices he may have held with the Company).  The Company is not aware of any disagreements between Mr. Yang and the Company or any officer or director of the Company which led to Mr. Yang's resignation.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MOUNTAIN CORPORATION
Dated: May 29, 2015
	By:	/s/Ronald Cormick
	Name:	Ronald Cormick
	Title:	Chief Executive Officer